UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 20, 2006
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement .
     On October 23, 2006, Developers Diversified Realty Corporation (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated October 20, 2006 with Inland Retail Real Estate Trust, Inc. (“IRRETI”) and DDR IRR Acquisition LLC, a wholly owned subsidiary of the Company (“Merger Sub”). Under the Merger Agreement, IRRETI will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing after the merger as the surviving entity and as a subsidiary of the Company.
     At the effective time of the Merger, each outstanding share of common stock, par value $0.01 per share, of IRRETI (“IRRETI Common Stock”) will be converted into the right to receive (a) $14.00 in cash without interest plus (b) $0.069167 multiplied by the quotient obtained by dividing (x) the number of days between (I) the last day of the last month for which full monthly dividends on the IRRETI Common Stock have been declared and paid and (II) the closing date of the Merger (including the closing date), by (y) the total number of days in the month during which the closing date occurs, without interest, subject to adjustment under certain circumstances (the “Merger Consideration”). The Company may at its option elect to issue up to $4.00 of the per share Merger Consideration in the form of common shares of the Company, no par value per share (“Company Common Shares”), the value of which will be based on the 10-day average closing price of the Company Common Shares two days prior to the IRRETI stockholders’ meeting to approve the Merger Agreement (a “Stock Election”). The Company may make a Stock Election up to 15 calendar days prior to the IRRETI stockholders’ meeting. The Company may revoke a Stock Election at any time so long as such revocation would not make it reasonably necessary to delay IRRETI’s stockholders’ meeting for more than 10 business days.
     Each (a) outstanding warrant to purchase IRRETI Common Stock held by a party that has entered into an agreement with IRRETI to receive the following consideration in exchange for cancellation of such warrant and (b) each outstanding and unexercised option to purchase IRRETI Common Stock will be fully accelerated and converted into the right to receive, as applicable, cash equal to the product of (x) the excess, if any, of $14.00 over the per share exercise price of the option or warrant, and (y) the number of shares of IRRETI Common Stock issuable pursuant to the unexercised portion of such option or warrant. Each share of restricted stock of IRRETI will be fully accelerated and the contractual restrictions thereon will terminate.
     The Company will also assume approximately $2.3 billion of IRRETI’s existing debt, a significant portion of which is expected to be prepaid at closing, for a total enterprise value of the transaction of approximately $6.2 billion.
     Under the Merger Agreement, each of the parties made customary representations and warranties regarding their respective businesses, properties and other matters pertaining to the Merger. IRRETI also agreed to certain covenants regarding the conduct of its business prior to the closing of the Merger, including that it will, and will cause its subsidiaries, to carry on their respective businesses in substantially the same manner as previously conducted, use reasonable best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective officers and employees, preserve their respective relationships with clients and others having business dealings with them and maintain IRRETI’s status as a real estate investment trust (a “REIT”). IRRETI has also agreed not to and not to permit any of its subsidiaries to undertake certain extraordinary actions without the prior consent of the Company, including those relating to share and option issuances and purchases, alterations to corporate structures, acquisitions of assets or other businesses, dispositions of assets or entry into or modification of leases beyond certain thresholds, expenses, capital expenditures and indebtedness, amendment of organizational documents, declaration or distribution of dividends, changes to employment relationships or benefit plans, related party transactions, changes in its accounting methods, entering into new or amending existing material contracts, settlement or release of claims and arrangements that limit the ability to engage in or compete in any line of business.
     IRRETI has also agreed that it will not, directly or indirectly, take or cause others to take certain actions related to the solicitation or negotiation of an acquisition proposal (as defined in the Merger Agreement) from or with other parties. The IRRETI Board of Directors may, however, in response to a bona fide unsolicited, written acquisition proposal from a third party (that does not result from a breach of the Merger Agreement), enter into an agreement with such third party providing for a transaction that presents a superior opportunity to IRRETI compared to the Merger and provide information to and participate in negotiations with such third party to the extent such actions are required for the IRRETI Board of Directors to comply with its fiduciary duty obligations and it has complied with other procedures set forth in the Merger Agreement involving notice to the Company and confidentiality obligations.
     The Merger was unanimously approved by the Company’s Board of Directors and by IRRETI’s Board of Directors, with two related party directors recusing themselves. The closing of the Merger, which is expected to occur in the first quarter of 2007, is subject to various conditions, including the approval of the holders of 66-2/3% of the outstanding IRRETI Common Stock, compliance by each party with its covenants and the accuracy of each party’s representations and warranties set forth in the Merger

Agreement, the absence of any statute, rule, regulation, judgment, decree, injunction or order precluding the consummation of the Merger, the receipt of governmental and regulatory approvals required to complete the Merger, the receipt of a tax opinion regarding IRRETI’s REIT status and holders of not more than 5% of the outstanding IRRETI Common Stock exercising appraisal rights with respect to their shares. In addition, if the Company makes a Stock Election, the Merger will be subject to the effectiveness of a registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and approval for listing on the New York Stock Exchange of the Company Common Shares to be issued as a portion of the Merger Consideration.
     The Merger Agreement may be terminated under certain circumstances, including the mutual agreement of the parties, a governmental action prohibiting the consummation of the Merger, the failure to obtain the requisite approval of the IRRETI stockholders (other than due to a breach of IRRETI’s obligations with respect to its efforts to obtain such approval) or the failure to consummate the Merger by April 20, 2006 (other than due to a breach of the terminating party’s obligations under the Merger Agreement) (the “Drop Dead Date”). If the Company terminates the Merger Agreement because IRRETI materially breached the Merger Agreement such that a closing condition would not be satisfied or because IRRETI stockholder approval is not obtained, IRRETI will be obligated to pay up to $20 million of the Company’s expenses incurred in connection with the Merger (which may be paid over a period ending on December 31, 2011 to the extent necessary to cause the Company to continue to qualify as a REIT). If IRRETI terminates the Merger Agreement because the Company materially breached the Merger Agreement such that a closing condition would not be satisfied, the Company will be obligated to pay up to $10 million of IRRETI’s expenses incurred in connection with the Merger.
     In addition, the Company will be entitled to a break-up fee of $80 million plus its expenses (subject to the expense cap and REIT limitations described above) if the Merger Agreement is terminated: (i) by the Company because IRRETI’s Board of Directors adversely modifies or fails to reconfirm its recommendation with respect to the approval of the Merger by its stockholders or approves or recommends an alternative acquisition proposal or IRRETI enters into a definitive agreement with respect to an alternative acquisition proposal, (ii) by IRRETI because, prior to stockholder approval of the Merger Agreement, IRRETI has entered into an agreement with respect to a superior acquisition proposal in accordance with the terms of the Merger Agreement, or (iii) (A) by the Company or IRRETI because IRRETI stockholder approval has not been obtained or the Merger has not been consummated by the Drop Dead Date (other than due to the terminating party’s breach of the Merger Agreement), or by the Company if IRRETI materially breached the Merger Agreement such that a closing condition would not be satisfied and (B) an alternative acquisition proposal has been received or publicly announced at the time of the termination and within 12 months thereafter an alternative acquisition is consummated by IRRETI.
     The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety to the copy of the Merger Agreement filed herewith as Exhibit 2.1 and incorporated herein by reference.
     IRRETI’s real estate portfolio aggregates 307 community center, neighborhood shopping centers and single tenant/net leased retail properties, comprising 43.6 million square feet of total GLA. The Company has also reached agreement with a major U.S. institutional investor on a joint venture which will acquire 67 of IRRETI’s community center assets for approximately $3.0 billion of total asset value. The joint venture will be leveraged up to 60% loan to value and the Company will contribute 15% of the equity. The Company will leverage its co-investment with fees for asset management, leasing, property management, development/tenant coordination and acquisitions. The Company will also earn a promoted interest equal to 20% of the cash flow of the joint venture after the partners have received an internal rate of return equal to 10% on their equity investment. Additionally, the Company has received financing commitments totaling in excess of $3.0 billion, which it may use to fund all or a portion of the total Merger Consideration.
     This filing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this filing are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company, IRRETI and their affiliates or industry results or the benefits of the proposed Merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the Merger by the stockholders of IRRETI, the satisfaction of closing conditions to the Merger, difficulties encountered in integrating the companies, the marketing and sale of non-core assets, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the

SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
     This filing does not constitute an offer of any securities for sale. In connection with the proposed transaction, the Company and IRRETI expect to file a proxy statement/ prospectus as part of a Registration Statement regarding the proposed Merger with the SEC. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about the Company and IRRETI and the proposed Merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by the Company and IRRETI with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from the Company and IRRETI by directing such request to: Developers Diversified Realty Corporation, Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or Inland Retail Real Estate Trust, Inc., Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, Illinois 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the Merger.
     The Company and IRRETI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of IRRETI in connection with the Merger. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 3, 2006. Information about IRRETI and its directors and executive officers, and their ownership of IRRETI securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of IRRETI, which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available. As a result of the proposed Merger, IRRETI does not intend to hold an annual stockholder meeting and instead will hold a special meeting to vote on the proposed Merger.
Item 7.01. Regulation FD Disclosure.
     The Company also announced on October 23, 2006 that it would conduct a conference call and an audio webcast on October 23, 2006 at 1 p.m. ET to discuss additional details regarding the proposed Merger. The webcast can be accessed via the Company’s web site, www.ddr.com. The press releases announcing the proposed Merger and the conference call and an accompanying PowerPoint presentation made available via the webcast at the time of the call are furnished herewith as Exhibits 99.1, 99.2 and 99.3, respectively.
     In addition, on October 20, 2006, the Company announced it had acquired a 50% joint venture interest in Sonae Sierra Brazil, a fully integrated retail real estate company based in Sao Paulo, Brazil. A copy of the press release announcing such transaction is furnished herewith as Exhibit 99.4.
     The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2, 99.3 and 99.4 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.
Item 8.01. Other Events.
     On October 20, 2006, the Company announced it had acquired a 50% joint venture interest in Sonae Sierra Brazil, a fully integrated retail real estate company based in Sao Paulo, Brazil. Sonae Sierra Brazil is a subsidiary of Sonae Sierra, an international owner, developer and manager of shopping centers based in Portugal.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger dated as of October 20, 2006 by and among Developers Diversified Realty Corporation, Inland Retail Real Estate Trust, Inc., and DDR IRR Acquisition LLC.

99.1	Press Release dated October 23, 2006 announcing transaction with Inland Retail Real Estate Trust, Inc.

99.2	Press Release dated October 23, 2006 announcing conference call.

99.3	PowerPoint Presentation dated October 23, 2006 regarding transaction with Inland Retail Real Estate Trust, Inc.

99.4	Press Release dated October 20, 2006 announcing transaction with Sonae Sierra Brazil.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation (Registrant)
Date: October 23, 2006	By:	/s/ William H. Schafer
William H. Schafer
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger dated as of October 20, 2006 by and among Developers Diversified Realty Corporation, Inland Retail Real Estate Trust, Inc., and DDR IRR Acquisition LLC.

99.1	Press Release dated October 23, 2006 announcing transaction with Inland Retail Real Estate Trust, Inc.

99.2	Press Release dated October 23, 2006 announcing conference call.

99.3	PowerPoint Presentation dated October 23, 2006 regarding transaction with Inland Retail Real Estate Trust, Inc.

99.4	Press Release dated October 20, 2006 announcing transaction with Sonae Sierra Brazil.